Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2023 FOURTH-QUARTER
AND YEAR END RESULTS

Introduces Fiscal 2024 Guidance and Maintains its Long-term Projected Growth Rate

WALL, N.J., November 21, 2023 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the fourth quarter and year ended fiscal 2023. Highlights include:

•	Consolidated net income of $264.7 million for fiscal 2023, compared with net income of $274.9 million in fiscal 2022
•	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $261.8 million, or $2.70 per share, compared to NFE of $240.3 million, or $2.50 per share, in fiscal 2022
•	Increased fiscal 2024 dividend by 7.7% to $1.68 per share

Outlook for Fiscal 2024
•	Introduces fiscal 2024 net financial earnings per share (NFEPS) guidance range of $2.70 to $2.85
•	Maintains long-term projected NFEPS growth rate of 7 to 9 percent(1)

Fourth-quarter fiscal 2023 net income totaled $37.0 million, or $0.38 per share, compared with net income of $54.5 million, or $0.57 per share, during the same period in fiscal 2022. Fiscal 2023 net income totaled $264.7 million, or $2.73 per share, compared with $274.9 million, or $2.86 per share, for the same period in fiscal 2022.

Fourth-quarter fiscal 2023 NFE totaled $29.6 million, or $0.30 per share, compared to NFE of $47.9 million, or $0.50 per share, during the same period in fiscal 2022. Fiscal 2023 NFE totaled $261.8 million, or $2.70 per share, compared with $240.3 million, or $2.50 per share, for the same period in fiscal 2022.

Management Commentary
Steve Westhoven, President and CEO, stated, "NJR reported an excellent year in fiscal 2023 supported by solid contributions from our complementary portfolio of businesses. We achieved NFEPS at the higher end of our guidance range, which was increased by $0.20 earlier this year as a result of the strong performance of our business units during Winter Storm Elliott, particularly Energy Services. Our performance this past year speaks to the strength of our diversified business model, and our ability to adapt to challenges in ways that benefit our customers and investors."

Key Performance Metrics

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands)	2023	2022	2023	2022
Net income	$37,024	$54,522	$264,724	$274,922
Basic EPS	$0.38	$0.57	$2.73	$2.86
Net financial earnings	$29,563	$47,896	$261,827	$240,321
Basic net financial earnings per share	$0.30	$0.50	$2.70	$2.50

(1) NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 2 of 13
A reconciliation of net income to NFE for the three and twelve months ended September 30, 2023 and 2022, is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2023	2022	2023	2022
Net income	$37,024	$54,522	$264,724	$274,922
Add:
Unrealized gain on derivative instruments and related transactions	(7,579)	(1,846)	(38,081)	(59,906)
Tax effect	1,800	439	9,050	14,248
Effects of economic hedging related to natural gas inventory	(2,186)	(5,221)	34,699	19,939
Tax effect	520	1,241	(8,246)	(4,738)
Gain on equity method investment	—	(1,500)	(300)	(5,521)
Tax effect	(93)	374	(19)	1,377
NFE tax adjustment	77	(113)	—	—
Net financial earnings	$29,563	$47,896	$261,827	$240,321

Weighted Average Shares Outstanding
Basic	97,568	96,235	97,028	96,100
Diluted	98,192	96,630	97,627	96,488

Basic earnings per share	$0.38	$0.57	$2.73	$2.86
Add:
Unrealized gain on derivative instruments and related transactions	(0.08)	(0.02)	(0.39)	(0.62)
Tax effect	0.02	0.01	0.09	0.15
Effects of economic hedging related to natural gas inventory	(0.02)	(0.05)	0.36	0.21
Tax effect	—	0.01	(0.09)	(0.05)
Gain on equity method investment	—	(0.02)	—	(0.06)
Tax effect	—	—	—	0.01
Basic net financial earnings per share	$0.30	$0.50	$2.70	$2.50

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 3 of 13
A table detailing NFE for the three and twelve months ended September 30, 2023 and 2022, is provided below.

Net financial (loss) earnings by business unit

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2023	2022	2023	2022
New Jersey Natural Gas	$(24,838)	$(16,387)	$131,414	$140,124
Clean Energy Ventures	50,152	57,813	44,458	39,403
Storage and Transportation	1,784	11,341	12,835	22,454
Energy Services	(3,537)	(3,383)	68,517	39,121
Home Services and Other	3,451	(1,894)	4,758	(781)
Subtotal	27,012	47,490	261,982	240,321
Eliminations	2,551	406	(155)	—
Total	$29,563	$47,896	$261,827	$240,321

Fiscal 2024 NFE Guidance:

NJR is introducing its fiscal 2024 NFEPS guidance range of $2.70 to $2.85, which represents 12.3% percent year-over-year growth over the midpoint of the originally provided fiscal 2023 guidance range of $2.42 - $2.52, subject to the risks and uncertainties identified below under "Forward-Looking Statements."

In fiscal 2024, NJR expects Energy Services will represent a higher percentage of NFEPS than in prior years due to contributions from the Asset Management Agreements signed in 2020. The following chart represents NJR’s current expected contributions from its business segments for fiscal 2024:

Company	Expected Fiscal 2024 Net Financial Earnings Contribution
New Jersey Natural Gas	40 to 45 percent
Clean Energy Ventures	13 to 18 percent
Storage and Transportation	4 to 8 percent
Energy Services	35 to 40 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2024 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas ("NJNG")

NJNG reported fiscal 2023 NFE of $131.4 million, compared to NFE of $140.1 million during fiscal 2022. NJNG reported fourth-quarter fiscal 2023 net financial loss of $(24.8) million, compared to a net financial loss of $(16.4) million during the same period in fiscal 2022. The decrease in NFE for the year was due primarily to higher depreciation and operating expenses, including the deferral of bad debt costs in accordance with the July 2, 2020 BPU deferral order in fiscal 2022 that did not reoccur, partially offset by higher utility gross margin.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 4 of 13
Customer Growth:

•
NJNG added 8,800 new customers during fiscal 2023, compared with 7,808 during fiscal 2022. NJNG expects these new customers to contribute approximately $7.4 million of incremental utility gross margin on an annualized basis.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During fiscal 2023, NJNG spent $43.1 million under the program on various distribution system reinforcement projects. On March 30, 2023, NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures of $31.4 million through June 30, 2023, resulting in a $3.2 million revenue increase, with an effective date of October 1, 2023.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $20.0 million to utility gross margin in fiscal 2023, compared with $19.6 million during fiscal 2022. Increases in storage incentive margin and capacity release volumes in fiscal 2023, were partially offset by lower off-system sales.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $59.8 million in fiscal 2023 in energy-efficiency upgrades for customers' homes and businesses. NJNG recovered $26.3 million of its outstanding investments during fiscal 2023 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported fiscal 2023 NFE of $44.5 million, compared with NFE of $39.4 million during fiscal 2022. Fourth-quarter fiscal 2023 NFE were $50.2 million, compared with NFE of $57.8 million during the same period in fiscal 2022. The increase in NFE for fiscal 2023 was due primarily to a reversal of a valuation allowance on certain deferred tax assets during June 2023, which was determined to be no longer required. The decrease in NFE for the fourth quarter of fiscal 2023 was largely due to lower SREC and electricity revenue for the period, partially offset by higher TREC revenue.

Solar Investment Update:
•
During fiscal 2023, CEV placed 10 commercial projects into service, adding approximately 78MW to total installed capacity, including two operational assets acquired in July 2023 totaling approximately 21MW.

•	As of September 30, 2023, CEV had approximately 469MW of solar capacity (including residential) in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.

Storage and Transportation

Storage and Transportation reported fiscal 2023 NFE of $12.8 million, compared with NFE of $22.5 million during fiscal 2022. Fourth-quarter fiscal 2023 NFE were $1.8 million, compared with NFE of $11.3 million during the same period in fiscal 2022. NFE for both periods decreased due to increased depreciation and interest expense; resulting primarily from the southern portion of the Adelphia Gateway project, which was placed in service in September 2022.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 5 of 13
Energy Services

Energy Services reported fiscal 2023 NFE of $68.5 million, compared with NFE of $39.1 million during fiscal 2022. Fourth-quarter fiscal 2023 net financial loss was $(3.5) million compared with net financial loss of $(3.4) million for the same period in fiscal 2022. The increase in fiscal 2023 NFE was due to higher natural gas price volatility during periods of colder than expected weather in December 2022 and February 2023 as compared to the prior year, allowing Energy Services to capture additional financial margin.

Home Services and Other Operations

Home Services and Other Operations reported fiscal 2023 NFE of $4.8 million, compared with a net financial loss of $(0.8) million during fiscal 2022. Fourth-quarter fiscal 2023 NFE were $3.5 million compared with a net financial loss of $(1.9) million for the same period in fiscal 2022. The increase in NFE for the quarter and year was due primarily to increased installation and service contract revenue.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During fiscal 2023, capital expenditures were $537.3 million, including accruals, compared with $569.2 million, during fiscal 2022. The decrease in capital expenditures was primarily due to the completion of the southern portion of the Adelphia Gateway Pipeline project, which was placed into service in September 2022, as well as lower solar capital expenditures during the fiscal year. This was partially offset by an increase in capital expenditures at NJNG of $112.4 million, largely due to investments in customer growth and system integrity.

•
During fiscal 2023, cash flows from operations were $479.0 million, compared with cash flows from operations of $323.5 million during the same period of fiscal 2022. The increase in operating cash flows was due to increased earnings and decreased working capital requirements as a result of a lower gas prices when compared to the prior fiscal year.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 6 of 13
Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2024, projected NFEPS growth rates, NFEPS Contributions, forecasted contribution of business segments to NJR’s NFE for fiscal 2024, customer growth at NJNG and their expected contributions, infrastructure programs and investments future decarbonization opportunities including IIP, the outcome or timing of future Base Rate Cases with the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and certain transactions related to NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 7 of 13
About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve approximately 576,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of approximately 469 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 8 of 13
NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2023	2022	2023	2022
OPERATING REVENUES
Utility	$108,404	$190,151	$1,011,284	$1,127,417
Nonutility	222,921	575,335	951,710	1,778,562
Total operating revenues	331,325	765,486	1,962,994	2,905,979
OPERATING EXPENSES
Gas purchases
Utility	34,998	112,463	416,158	547,901
Nonutility	87,228	413,521	555,579	1,393,656
Related parties	1,739	1,828	7,206	7,395
Operation and maintenance	100,759	118,723	373,568	361,866
Regulatory rider expenses	3,017	3,496	50,542	59,437
Depreciation and amortization	39,291	34,549	152,941	129,249
Total operating expenses	267,032	684,580	1,555,994	2,499,504
OPERATING INCOME	64,293	80,906	407,000	406,475
Other income, net	10,938	9,744	26,083	22,295
Interest expense, net of capitalized interest	33,143	26,016	123,014	85,830
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	42,088	64,634	310,069	342,940
Income tax provision	6,216	12,144	49,275	76,195
Equity in earnings of affiliates	1,152	2,032	3,930	8,177
NET INCOME	$37,024	$54,522	$264,724	$274,922

EARNINGS PER COMMON SHARE
Basic	$0.38	$0.57	$2.73	$2.86
Diluted	$0.38	$0.56	$2.71	$2.85

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	97,568	96,235	97,028	96,100
Diluted	98,192	96,630	97,627	96,488

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 9 of 13
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2023	2022	2023	2022
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$37,024	$54,522	$264,724	$274,922
Add:
Unrealized gain on derivative instruments and related transactions	(7,579)	(1,846)	(38,081)	(59,906)
Tax effect	1,800	439	9,050	14,248
Effects of economic hedging related to natural gas inventory	(2,186)	(5,221)	34,699	19,939
Tax effect	520	1,241	(8,246)	(4,738)
Gain on equity method investment	—	(1,500)	(300)	(5,521)
Tax effect	(93)	374	(19)	1,377
NFE tax adjustment	77	(113)	—	—
Net financial earnings	$29,563	$47,896	$261,827	$240,321

Weighted Average Shares Outstanding
Basic	97,568	96,235	97,028	96,100
Diluted	98,192	96,630	97,627	96,488

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.38	$0.57	$2.73	$2.86
Add:
Unrealized gain on derivative instruments and related transactions	$(0.08)	$(0.02)	$(0.39)	$(0.62)
Tax effect	$0.02	$0.01	$0.09	$0.15
Effects of economic hedging related to natural gas inventory	$(0.02)	$(0.05)	$0.36	$0.21
Tax effect	$—	$0.01	$(0.09)	$(0.05)
Gain on equity method investment	$—	$(0.02)	$—	$(0.06)
Tax effect	$—	$—	$—	$0.01
Basic net financial earnings per share	$0.30	$0.50	$2.70	$2.50

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$108,741	$190,488	$1,012,633	$1,128,767
Less:
Natural gas purchases	37,323	114,791	425,457	557,232
Operating and maintenance (1)	31,605	30,805	115,292	93,164
Regulatory rider expense	3,017	3,496	50,542	59,437
Depreciation and amortization	26,292	24,391	102,326	94,579
Gross margin	10,504	17,005	319,016	324,355
Add:
Operating and maintenance (1)	31,605	30,805	115,292	93,164
Depreciation and amortization	26,292	24,391	102,326	94,579
Utility gross margin	$68,401	$72,201	$536,634	$512,098
(1) Excludes selling, general and administrative expenses of $28.7 million and $26.7 million for the three months ended September 30, 2023 and 2022, respectively, and $111.5 million and $102.8 million for the fiscal year ended September 30, 2023 and 2022, respectively.

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 10 of 13
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2023	2022	2023	2022
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$102,932	$439,568	$691,616	$1,529,272
Less:
Natural Gas purchases	87,932	413,805	558,932	1,394,405
Operation and maintenance (1)	5,833	10,281	20,199	23,709
Depreciation and amortization	51	54	221	148
Gross margin	9,116	15,428	112,264	111,010
Add:
Operation and maintenance (1)	5,833	10,281	20,199	23,709
Depreciation and amortization	51	54	221	148
Unrealized (gain) loss on derivative instruments and related transactions	(8,559)	1,671	(48,251)	(60,000)
Effects of economic hedging related to natural gas inventory	(2,186)	(5,221)	34,699	19,939
Financial margin	$4,255	$22,213	$119,132	$94,806
(1)  Excludes selling, general and administrative expenses of $0.4 million and $14.3 million for the three months ended September 30, 2023 and 2022, respectively, and $(0.8) million and $15.4 million for the fiscal year ended September 30, 2023 and 2022, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income (loss)	$4,577	$(564)	$78,848	$69,650
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(8,559)	1,671	(48,251)	(60,000)
Tax effect	2,034	(397)	11,467	14,270
Effects of economic hedging related to natural gas	(2,186)	(5,221)	34,699	19,939
Tax effect	520	1,241	(8,246)	(4,738)
NFE tax adjustment	77	(113)	—	—
Net financial (loss) earnings	$(3,537)	$(3,383)	$68,517	$39,121

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 11 of 13
FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2023	2022	2023	2022
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$108,741	$190,488	$1,012,633	$1,128,767
Clean Energy Ventures	83,755	92,475	124,131	128,280
Energy Services	102,932	439,568	691,616	1,529,272
Storage and Transportation	22,933	25,860	92,859	67,735
Home Services and Other	14,969	14,789	57,638	56,182
Sub-total	333,330	763,180	1,978,877	2,910,236
Eliminations	(2,005)	2,306	(15,883)	(4,257)
Total	$331,325	$765,486	$1,962,994	$2,905,979

Operating (Loss) Income
Natural Gas Distribution	$(18,172)	$(9,721)	$207,528	$218,973
Clean Energy Ventures	67,389	74,055	58,722	66,178
Energy Services	8,742	1,160	113,112	95,639
Storage and Transportation	5,901	12,867	32,425	22,163
Home Services and Other	595	(1,562)	2,495	678
Sub-total	64,455	76,799	414,282	403,631
Eliminations	(162)	4,107	(7,282)	2,844
Total	$64,293	$80,906	$407,000	$406,475

Equity in Earnings of Affiliates
Storage and Transportation	$863	$2,279	$3,126	$9,865
Eliminations	289	(247)	804	(1,688)
Total	$1,152	$2,032	$3,930	$8,177

Net (Loss) Income
Natural Gas Distribution	$(24,838)	$(16,387)	$131,414	$140,124
Clean Energy Ventures	50,152	57,813	44,458	39,403
Energy Services	4,577	(564)	78,848	69,650
Storage and Transportation	1,877	12,467	13,154	26,598
Home Services and Other	3,451	(1,894)	4,758	(781)
Sub-total	35,219	51,435	272,632	274,994
Eliminations	1,805	3,087	(7,908)	(72)
Total	$37,024	$54,522	$264,724	$274,922

Net Financial (Loss) Earnings
Natural Gas Distribution	$(24,838)	$(16,387)	$131,414	$140,124
Clean Energy Ventures	50,152	57,813	44,458	39,403
Energy Services	(3,537)	(3,383)	68,517	39,121
Storage and Transportation	1,784	11,341	12,835	22,454
Home Services and Other	3,451	(1,894)	4,758	(781)
Sub-total	27,012	47,490	261,982	240,321
Eliminations	2,551	406	(155)	—
Total	$29,563	$47,896	$261,827	$240,321

Throughput (Bcf)
NJNG, Core Customers	17.4	21.0	93.4	99.6
NJNG, Off System/Capacity Management	20.6	25.8	72.6	95.2
Energy Services Fuel Mgmt. and Wholesale Sales	41.4	50.2	150.4	231.1
Total	79.4	97.0	316.4	425.9

Common Stock Data
Yield at September 30,	4.1%	4.0%	4.1%	4.0%
Market Price at September 30,	$40.63	$38.70	$40.63	$38.70
Shares Out. at September 30,	97,584	96,250	97,584	96,250
Market Cap. at September 30,	$3,964,856	$3,724,870	$3,964,856	$3,724,870

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 12 of 13
	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2023	2022	2023	2022
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$108,741	$190,488	$1,012,633	$1,128,767
Less:
Natural gas purchases	37,323	114,791	425,457	557,232
Operating and maintenance (1)	31,605	30,805	115,292	93,164
Regulatory rider expense	3,017	3,496	50,542	59,437
Depreciation and amortization	26,292	24,391	102,326	94,579
Gross margin	10,504	17,005	319,016	324,355
Add:
Operating and maintenance (1)	31,605	30,805	115,292	93,164
Depreciation and amortization	26,292	24,391	102,326	94,579
Total Utility Gross Margin	$68,401	$72,201	$536,634	$512,098
(1) Excludes selling, general and administrative expenses of $28.7 million and $26.7 million for the three months ended September 30, 2023 and 2022, respectively, and $111.5 million and $102.8 million for the fiscal year ended September 30, 2023 and 2022, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$39,121	$37,451	$360,138	$341,167
Commercial, Industrial & Other	10,808	13,020	76,550	77,629
Firm Transportation	14,611	12,832	76,114	69,933
Total Firm Margin	64,540	63,303	512,802	488,729
Interruptible	1,240	1,362	3,812	3,782
Total System Margin	65,780	64,665	516,614	492,511
Off System/Capacity Management/FRM/Storage Incentive	2,621	7,536	20,020	19,587
Total Utility Gross Margin	68,401	72,201	536,634	512,098
Operation and maintenance expense	60,281	57,531	226,780	198,546
Depreciation and amortization	26,292	24,391	102,326	94,579
Operating (Loss) Income	$(18,172)	$(9,721)	$207,528	$218,973

Net (Loss) Income	$(24,838)	$(16,387)	$131,414	$140,124

Net Financial (Loss) Earnings	$(24,838)	$(16,387)	$131,414	$140,124

Throughput (Bcf)
Residential	3.4	3.2	43.4	45.5
Commercial, Industrial & Other	0.4	0.8	8.4	8.7
Firm Transportation	1.1	1.5	12.1	13.0
Total Firm Throughput	4.9	5.5	63.9	67.2
Interruptible	12.5	15.5	29.5	32.4
Total System Throughput	17.4	21.0	93.4	99.6
Off System/Capacity Management	20.6	25.8	72.6	95.2
Total Throughput	38.0	46.8	166.0	194.8

Customers
Residential	520,682	512,264	520,682	512,264
Commercial, Industrial & Other	31,725	31,227	31,725	31,227
Firm Transportation	23,490	25,713	23,490	25,713
Total Firm Customers	575,897	569,204	575,897	569,204
Interruptible	83	88	83	88
Total System Customers	575,980	569,292	575,980	569,292
Off System/Capacity Management*	20	8	20	8
Total Customers	576,000	569,300	576,000	569,300
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	28	33	3,897	4,130
Normal	24	27	4,498	4,504
Percent of Normal	116.7%	122.2%	86.6%	91.7%

NJR Reports Fourth Quarter and Fiscal 2023 Results Page 13 of 13
	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, RECs and megawatt)	2023	2022	2023	2022
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$69,455	$76,637	$79,762	$84,476
TREC sales	4,629	1,913	12,636	5,487
Solar electricity sales and other	6,608	10,967	19,782	26,806
Sunlight Advantage	3,063	2,958	11,951	11,511
Total Operating Revenues	$83,755	$92,475	$124,131	$128,280

Depreciation and Amortization	$6,607	$5,494	$25,320	$21,396

Operating Income	$67,389	$74,055	$58,722	$66,178

Income Tax (Benefit) Provision	$15,396	$16,885	$(7,683)	$11,361

Net Income	$50,152	$57,813	$44,458	$39,403

Net Financial Earnings	$50,152	$57,813	$44,458	$39,403

Solar Renewable Energy Certificates Generated	129,286	146,772	422,039	425,453

Solar Renewable Energy Certificates Sold	345,035	378,532	393,906	417,305

Transition Renewable Energy Certificates Generated	28,507	13,443	80,520	38,914

Solar Renewable Energy Certificates II Generated	4,457	—	10,260	—

Solar Megawatts Under Construction	5.6	63.1	5.6	63.1

ENERGY SERVICES

Operating Income
Operating revenues	$102,932	$439,568	$691,616	$1,529,272
Less:
Gas purchases	87,932	413,805	558,932	1,394,405
Operation and maintenance expense	6,207	24,549	19,351	39,080
Depreciation and amortization	51	54	221	148
Operating Income	$8,742	$1,160	$113,112	$95,639

Net Income (Loss)	$4,577	$(564)	$78,848	$69,650

Financial Margin	$4,255	$22,213	$119,132	$94,806

Net Financial (Loss) Earnings	$(3,537)	$(3,383)	$68,517	$39,121

Gas Sold and Managed (Bcf)	41.4	50.2	150.4	231.1

STORAGE AND TRANSPORTATION

Operating Revenues	$22,933	$25,860	$92,859	$67,735

Equity in Earnings of Affiliates	$863	$2,279	$3,126	$9,865

Operation and Maintenance Expense	$10,697	$8,044	$34,648	$30,568

Other Income, Net	$2,021	$1,405	$6,850	$8,546

Interest Expense	$6,538	$4,937	$25,803	$12,097

Income Tax Provision (Benefit)	$370	$(853)	$3,444	$1,879

Net Income	$1,877	$12,467	$13,154	$26,598

Net Financial Earnings	$1,784	$11,341	$12,835	$22,454

HOME SERVICES AND OTHER

Operating Revenues	$14,969	$14,789	$57,638	$56,182

Operating Income (Loss)	$595	$(1,562)	$2,495	$678

Net Income (Loss)	$3,451	$(1,894)	$4,758	$(781)

Net Financial Earnings (Loss)	$3,451	$(1,894)	$4,758	$(781)

Total Service Contract Customers at Sep 30	101,499	103,123	101,499	103,123